UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2024

CLS HOLDINGS USA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55546	45-1352286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

516 S. 4th Street
Las Vegas, Nevada	89101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 359-4666

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

On February 1, 2024, CLS Holdings USA, Inc. (the “Company”) entered into an Employment Agreement (the “Glashow Employment Agreement”) with Mr. Andrew Glashow, a director of the Company, to serve as the Company’s Chief Executive Officer and Chairman of the Board through February 28, 2027. The material terms of the Glashow Employment Agreement are set forth in Item 5.02 of this Current Report on Form 8-K, which disclosures are incorporated into this Item 1.01 by reference.

On February 1, 2024, the Company entered into an Employment Agreement (the “Magee Employment Agreement”) with Charlene Magee to serve as Executive Vice President of Finance through January 31, 2027. The material terms of the Magee Employment Agreement are set forth in Item 5.02 of this Current Report on Form 8-K, which disclosures are incorporated into this Item 1.01 by reference.

On February 1, 2024, the Company entered into an Employment Agreement (the “Dickson Employment Agreement”) with Jamie Dickson to serve as Chief Administrative Officer, Chief Compliance Officer and Corporate Secretary through January 31, 2027. The material terms of the Dickson Employment Agreement are set forth in Item 5.02 of this Current Report on Form 8-K, which disclosures are incorporated into this Item 1.01 by reference.

On February 1, 2024, the Company entered into an Employment Agreement (the “Ramalho Employment Agreement”) with Joseph Ramalho to serve as Chief Operating Officer through January 31, 2026. The material terms of the Ramalho Employment Agreement are set forth in Item 5.02 of this Current Report on Form 8-K, which disclosures are incorporated into this Item 1.01 by reference.

Item 5.02         Compensatory Arrangements of Certain Officers.

Effective February 1, 2024, the Company and Mr. Glashow entered into the Glashow Employment Agreement pursuant to which Mr. Glashow shall continue serving as the Company’s Chief Executive Officer and Chairman of the Board. Under the Glashow Employment Agreement, Mr. Glashow is entitled to receive an annual salary of $357,000 per annum for the period of March 1, 2024 to February 28, 2025, $393,250 per annum for the period of March 1, 2025 to February 28, 2026, and $432,475 per annum for the period of March 1, 2026 through February 28, 2027. Mr. Glashow is also entitled to receive $1,500 per month for health care related expenses, a monthly amount for home office expenses, and an automobile allowance of $1,200 monthly. Further, Mr. Glashow was awarded one million shares of the Company’s restricted Common Stock, and an option to purchase six million shares of the Company’s Common Stock, vesting 1/36 per month over 36 months pursuant to the Company’s 2024 Equity Incentive Plan (the “Plan”), described below. The Employee Confidentiality, Invention and Non-Competition Agreement Mr. Glashow and the Company entered into March 1, 2023 remains in effect. Pursuant thereto, Mr. Glashow agreed: (i) not to compete with the Company during the term of the Glashow Employment Agreement and for a period of one year thereafter, (ii) not to release or disclose the Company’s confidential information; and (iii) to assign the rights of all work product to the Company, among other terms.

Effective February 1, 2024, the Company and Ms. Magee entered into the Magee Employment Agreement pursuant to which Ms. Magee shall serve as the Company’s Executive Vice President of Finance. Under the Magee Employment Agreement, Ms. Magee is entitled to receive an annual salary of $188,000. Ms. Magee is entitled to participate in the Company’s health insurance, with the Company paying 90% of health insurance costs, and retirement savings plans. Further, Ms. Magee was awarded an option to purchase seven hundred fifty thousand shares of the Company’s Common Stock vesting 1/36 per month over 36 months pursuant to the Plan. The Non-Competition Agreement and Non-Disclosure Agreement entered into by Ms. Magee and the Company on April 12, 2022 remain in effect. Pursuant thereto, Ms. Magee agreed: (i) not to compete with the Company during the term of the Magee Employment Agreement and for a period of one year thereafter, (ii) not to release or disclose the Company’s confidential information; and (iii) to assign the rights of all work product to the Company, among other terms.

Effective February 1, 2024, the Company and Ms. Dickson entered into the Dickson Employment Agreement pursuant to which Ms. Dickson shall serve as the Company’s Chief Administrative Officer, Chief Compliance Officer and Corporate Secretary. Under the Dickson Employment Agreement, Ms. Dickson is entitled to receive an annual salary of $160,000. Ms. Dickson is entitled to participate in the Company’s health insurance, with the Company paying 90% of health insurance costs, and retirement savings plans. Further, Ms. Dickson was awarded an option to purchase seven hundred fifty thousand shares of the Company’s Common Stock vesting 1/36 per month over 36 months pursuant to the Plan. The Non-Competition Agreement and Non-Disclosure Agreement entered into by Ms. Dickson and the Company on April 27, 2022 remain in effect. Pursuant thereto, Ms. Dickson agreed: (i) not to compete with the Company during the term of the Dickson Employment Agreement and for a period of one year thereafter, (ii) not to release or disclose the Company’s confidential information; and (iii) to assign the rights of all work product to the Company, among other terms.

Effective February 1, 2024, the Company and Mr. Ramalho entered into the Ramalho Employment Agreement pursuant to which Mr. Ramalho shall serve as the Company’s Chief Operating Officer. Under the Ramalho Employment Agreement, Mr. Ramalho is entitled to receive an annual salary of $160,000. Mr. Ramalho is entitled to participate in the Company’s health insurance, with the Company paying 90% of health insurance costs, and retirement savings plans. Further, Mr. Ramalho was awarded an option to purchase five hundred thousand shares of the Company’s Common Stock vesting 1/24 per month over 24 months pursuant to the Plan. The Non-Competition Agreement and Non-Disclosure Agreement entered into by Mr. Ramalho and the Company on December 21, 2023 remain in effect. Pursuant thereto, Mr. Ramalho agreed: (i) not to compete with the Company during the term of the Ramalho Employment Agreement and for a period of one year thereafter, (ii) not to release or disclose the Company’s confidential information; and (iii) to assign the rights of all work product to the Company, among other terms.

On January 30, 2024, the Board of Directors of the Company approved the 2024 Equity Incentive Plan. The Plan provides for the grant of nonstatutory stock options, restricted stock awards, and other stock-based awards as determined by the Committee administering the Plan. The Board of Directors has appointed David Zelinger and Ross Silver, each a director, to serve as the Committee administering the Plan.

The maximum number of shares of Common Stock available for issuance under the Plan is 10,000,000. The shares of Common Stock subject to stock awards granted under the Plan that expire, are forfeited because of a failure to vest, or otherwise terminate without being exercised in full will return to the Plan and be available for issuance under the Plan.

In the event of a Change of Control of the Company, all unvested stock-based awards shall automatically vest immediately prior to the Change of Control. A Change of Control means:(i) a merger, consolidation, reorganization, or similar transaction with or into the Company or in which securities of the Company are issued, as a result of which the holders of voting securities immediately before such event own, directly or indirectly, immediately after such event less than fifty percent (50%) of the combined voting power of the outstanding voting securities of the parent corporation resulting from, or issuing its voting securities as part of, such event; (ii) a complete liquidation or dissolution of the Company; or (iii) the sale or other disposition of more than 50% of the assets of the Company (on a consolidated basis) to any other person.

The Glashow Employment Agreement, the Magee Employment Agreement, the Dickson Employment Agreement, the Ramalho Employment Agreement and the Plan are filed with this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions are subject to, and qualified in their entirety by, the definitive documents.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Employment Agreement effective February 1, 2024, by and between the Company and Andrew Glashow
10.2	Employment Agreement effective February 1, 2024, by and between the Company and Charlene Magee
10.3	Employment Agreement effective February 1, 2024, by and between the Company and Jamie Dickson
10.4	Employment Agreement effective February 1, 2024, by and between the Company and Joseph Ramalho
10.5	CLS Holdings USA, Inc. 2024 Equity Incentive Plan
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLS HOLDINGS USA, INC.

Date: February 2, 2024	By: /s/ Andrew Glashow
Andrew Glashow Chairman and Chief Executive Officer